Exhibit 1.01

CONFLICT MINERALS REPORT OF 3M COMPANY

FOR THE YEAR ENDED DECEMBER 31, 2016

INTRODUCTION

This Conflict Minerals Report for 3M Company (“3M”, “Company,” “we,” “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2016.

Conflict Minerals are defined by the Securities and Exchange Commission (SEC) as cassiterite, columbite-tantalite, wolframite and gold, and their derivatives, which are limited to tin, tantalum and tungsten (collectively “3TG”).  As a result of the Company’s reasonable country of origin inquiry (RCOI) for the period January 1 to December 31, 2016 described in the attached Form SD, 3M has reason to believe that a portion of the 3TG necessary to the functionality or production of products (“Necessary 3TG”) that we manufactured or contracted to manufacture during the period between January 1, 2016 and December 31, 2016 may have originated in the Democratic Republic of Congo (DRC), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (together, the “Covered Countries”) and those Necessary 3TG may not be from recycled or scrap sources.

The Company therefore conducted due diligence on the source and chain of custody of Necessary 3TG as described below, using the following due diligence management system:

DUE DILIGENCE MEASURES

A.            Design of Our Due Diligence Measures

Our CMR Conflict Minerals due diligence management system has been designed to conform in all material respects with the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”), as applicable for 3TG and downstream companies (as the term ‘downstream companies’ is defined in the OECD Guidance).

B.            Due Diligence Performed

1.              Establish Strong Company Management Systems

Conflict Minerals Policy

3M adopted a Conflict Minerals Policy in 2011, which is posted on our conflict minerals website at: http://www.3m.com/3M/en_US/suppliers-direct/supplier-requirements/supplier-responsibility-expectations/

Internal Management System

3M’s management system for conflict minerals includes an executive sponsor, 3M’s Senior Vice President, Supply Chain.  In addition, the Company designated a cross-functional Conflict Minerals Steering Team, comprised of representatives from Sourcing Operations, EHS and Sustainability Operations, and 3M Legal Affairs.  The Conflict Minerals Steering Team has responsibility for developing and implementing 3M’s conflict minerals compliance strategy, as well as for reviewing the progress, effectiveness and continual improvement of the program going forward.  The Steering Team is led by a Conflict Minerals Program Manager from 3M Sourcing Operations.  Senior Sourcing, EHS and Sustainability, Finance and Audit leadership were briefed bi-annually about the results of our due diligence efforts.

Control System and Supply Chain Transparency

3M gathers information using the Conflict Free Sourcing Initiative (CFSI) Conflict Minerals Reporting Template (CMRT) sent to the Supplier Group via our web-enabled Survey Tool to determine the chain of custody of the Necessary 3TG included in our products.

Supplier Engagement

After our supplier inquiry for the previous reporting year, 3M followed up with those in the Supplier Group that were unresponsive using 3M’s Supplier Corrective Action and Response (SCAR) process.  3M also sent an educational bulletin to aid in capacity building with those in the Supplier Group that indicated they did not have key aspects of a conflict minerals program.

3M distributed its expectations for suppliers in connection with our inquiry for the 2016 reporting year in the Survey Tool e-mail that included a link to the CFSI website to download the CMRT.  The Survey Tool e-mail also included links to 3M’s Conflict Minerals website, which includes our Conflict Minerals Policy and 3M training on how to attach the CMRT in the Survey Tool.  In addition, the website directs suppliers to training resources available through the CFSI.  3M also sent educational bulletins if suppliers’ CMRT responses indicated a need for additional training.

3M’s relevant agreement templates and U.S. purchase order terms & conditions require suppliers to provide upon request, information on the smelters and refiners in relevant supply chains, and other information 3M might require.

3M’s Conflict Minerals website states that 3M encourages our suppliers to responsibly source 3TG from the Covered Countries through smelters or refiners (SORs) compliant to recognized audit programs including the CFSI, LBMA, and RJC.

Grievance Mechanism

We have a grievance mechanism whereby employees and suppliers can report concerns regarding 3M’s business conduct and other matters, at 3M-ethics.com.  We have procedures in place for follow-up in the event any conflict minerals issues are raised through our grievance mechanism.

Maintain Records

We have a record retention policy applicable to conflict minerals-related documentation that provides for retention for a minimum of ten years.

2.              Identify and Assess Risk in the Supply Chain

In 2016, 3M used a web-enabled Survey Tool to collect the CMRT from the Supplier Group in order to identify SORs and gather information on our supply chain.

The Survey Tool issued three automatic follow-up reminders to those in the Supplier Group who had not responded to the information request.  Additional e-mail reminders were sent to those in the Supplier Group who did not respond, and follow-up phone calls were made with some suppliers.  Supplier responses were reviewed by 3M Sourcing Operations and some responses were also reviewed by employees identified as Conflict Minerals Advisors.  If supplier responses indicated that Necessary 3TG contained in products provided to 3M may have originated from the Covered Countries or may have been processed by SORs that have not been validated as using DRC conflict free sourcing practices, then such responses were escalated to the Conflict Minerals Steering Team for further review and determination of follow-up steps.

3.              Design and Implement a Strategy to Respond to Risks

3M designed a strategy to respond to risks.  The Conflict Minerals Program Manager works with the Company’s Conflict Minerals Steering Team and its executive sponsor, providing periodic updates to relevant executives of any findings where a supplier in the Supplier Group identifies a SOR processing Necessary 3TG for 3M products that sources from or may source from the Covered Countries.

The 3M Conflict Minerals Steering Team and executive sponsor or other relevant executives will determine appropriate follow-up actions, if any, to mitigate risks.  Follow-up actions may include the Company’s Supplier Corrective Action and Response (SCAR) process.  As part of the SCAR process the Company may decide to find alternate sources of supply or terminate existing supplier relationships after failed attempts at mitigation or remediation.  For the year 2016, 3M found no instances where it was necessary to find replacement sources of supply or terminate a supplier relationship.

4.              Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

3M utilizes information provided by the CFSI’s Conflict-Free Smelter Program (CFSP) and similar gold refining industry auditing programs (LBMA and RJC) to perform independent third-party audits of SORs.  We determine whether any 3TG sourced from the Covered Countries is validated as conflict-free by utilizing information provided by our Supplier Group, by the CFSI and gold refining programs through the CFSI RCOI data.

5.              Report on Supply Chain Due Diligence

This Report and our Form SD will be filed with the SEC and be publicly available at 3M’s conflict minerals website at  http://www.3m.com/3M/en_US/suppliers-direct/supplier-requirements/supplier-responsibility-expectations/ The reference to 3M’s website is provided for convenience only, and its contents are not incorporated by reference into this Report and Form SD nor deemed filed with the SEC.

RESULTS OF DUE DILIGENCE

Based on our Reasonable Country of Origin Inquiry (RCOI) described in our Form SD and the other aspects of our due diligence program described above, 3M evaluated the Supplier Group responses to the CMRT-based supplier inquiry.  Based on its RCOI, 3M has reason to believe that a portion of its Necessary 3TG may have originated in the Covered Countries and those Necessary 3TG may not be from recycled or scrap sources.

As outlined in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the internationally recognized standard on which our company’s system is based, we support the CFSI Conflict Free Smelter Program that audits smelters’ and refiners’ due diligence activities. The source of information for certain statements in this declaration was obtained through our membership in the CFSI, using the Reasonable Country of Origin Inquiry report for member “mmmco”.

Information on Smelters or Refiners

The CMRT requested the Supplier Group and its suppliers provide 3M with information on the SORs providing Necessary 3TG to 3M.  Because 3M typically does not have a direct relationship with the facilities used to process 3TG, we must rely on information provided by the Supplier Group. Some responses from the Supplier Group indicated that they were unable to provide SOR information at this time.  Other suppliers in the Supplier Group provided information on all SORs used by the supplier but could not provide information linking specific SORs used to process Necessary 3TG with products provided to 3M.  The CMRT responses provided by the Supplier Group included over 8,000 individual mentions of SOR names or SOR identification numbers.  We verified 306 unique SOR names among these mentions, based on information listed on the CFSI website.  Of these unique SORs, 12 are reported as active by CFSI, meaning they are engaged in the program but not yet compliant, and 245 are validated as compliant to CFSP protocols as of May 25, 2017. These SORs validated as compliant to CFSP protocols are listed in Annex I below.  3M’s Supplier Group identified 99% of the total number of compliant SORs listed on CFSI’s website in their supply chain.  3M saw a 14% increase from 2015 in the number of SORs compliant to the CFSP protocols reported to us by our suppliers. Based on our involvement in the CFSI Due Diligence practices team and the CFSI SET (Smelter Engagement Team) team as well as resources available to us through our membership in CFSI, this increase in SORs compliant to CFSP protocols is attributable in part to industry collaborative efforts through CFSI and other third party validation programs.

Efforts to Determine the Country of Origin or Mine of Origin

In order to determine country or mine of origin, 3M: (a) seeks information about 3TG SORs in our supply chains through use of the CMRT questions; and (b) utilizes information from the CFSP and its independent audits of SORs, as well as information from that effort made available by CFSI publicly and to its members.  3M’s Supplier Group did not provide information on mines of origin for Necessary 3TG used in 3M products manufactured during 2016.  3M does not have sufficient information to conclusively determine the mines or the countries of origin of the Necessary 3TG in its products or whether the Necessary 3TG are from recycled or scrap sources.  However, based on SOR information provided by the Supplier Group through the CMRT responses, as well as CFSI information available to its members, the countries of origin of 3TG associated with SORs identified to 3M by the Supplier Group are believed to include the countries listed in Annex II below. While some countries listed in Annex II are Covered Countries, 3M was able to validate that 24 SORs identified as sourcing from those Covered Countries are compliant to CFSP protocols.

Additional Due Diligence

For the SORs identified to 3M by the Supplier Group that are not yet engaged in the CFSI program as active or validated as compliant to CFSP protocols or by any other independent third-party programs, 3M conducted further due diligence to confirm whether those SORs processed Necessary 3TG used in products provided to 3M.  In addition, 3M conducted due diligence through other means using a variety of information sources from CFSI and others.  For example, the CFSI 3TG Production Summary was used to determine estimated production volumes by metal and country. 3M also searched for reasonable evidence of SORs sourcing from the Covered Countries or potentially contributing to conflict in the Covered Countries through Public Wire Watch, UN reports and NGO reports. 3M also contacted certain SORs to encourage their participation in and compliance to CFSP protocols.  This is consistent with other work we had done as a member of the CFSI SET in 2016, reaching out to SORs to encourage participation in CFSP consistent with recommendations from the SET.  We contacted relevant suppliers to notify them of discrepancies in their Smelter List as compared to CFSI’s Smelter Reference List contained in the CMRT or SOR status changes as noted by CFSI.

3M will consider taking mitigating action if we learn of credible information that identified SORs are potentially financing armed groups in the Covered Countries.

In an analysis of unresponsive suppliers and incomplete responses, 3M identified distributors as a significant source of this missing information.  3M requested that CFSI open a discussion among its members on how best to engage distributors and encourage them to be responsive to industry requests for chain of custody/SOR information.  The CFSI Distributors Project was launched in late 2016, and a survey sent to CFSI members.  Survey results led CFSI to decide, in 2017, to create a guide for industry on how best to engage and evaluate distributors in their supply chain.

STEPS TO IMPROVE DUE DILIGENCE

3M is alert for facts and circumstances that may require SOR-related risk mitigation.  In addition, 3M also expects that more SORs will become validated as “CFSP compliant” through the CFSP and similar programs which will increase overall transparency and accessibility to information on geographic location of SOR mines of origin.

3M expects to improve its due diligence to further mitigate the risk that Necessary 3TG benefit armed groups in the DRC or any of its adjoining countries by taking the following steps:

•                  Follow-up with those in the Supplier Group that were unresponsive or did not provide sufficient information in 2016 (including through use of practices identified by the new CFSI guide on distributors mentioned above), thereby improving both supplier response rates and the quality of supply chain information available to 3M.

•                  Follow-up with those in the Supplier Group that indicated in their response to our 2016 inquiry that they did not have certain key aspects of a conflict minerals program, to educate and obtain updated information.

•                  Continue our supplier engagement and capacity building efforts through our supplier inquiry and outreach by directing suppliers to training resources available through industry associations and the CFSI, in order to improve response rates and information quality.

•                  Continue our company membership in CFSI, which provides independent third party audits of SOR’s due diligence practices including engagement in Due Diligence Practices Team, Smelter Engagement Team, and participating in monthly Plenary calls.

•                  Encourage supplier and other company membership and participation in CFSI, which will strengthen industry collaboration to increase leverage on SORs to participate in independent third-party audits and become compliant to CFSP, LBMA, or RJC protocols.

•                  Contact smelters and/or refiners to undergo an audit of the SORs’ due diligence practices through and become compliant to the CFSP, LBMA, or RJC protocols.

•                  Encourage responsible sourcing by suppliers of 3TG in the Covered Countries through use of smelters or refiners validated compliant to CFSP protocols.

•                  Update our Conflict Minerals Policy to include an expectation that suppliers will supply materials that are “Conflict-Free,” including 3TGs that do not directly or indirectly finance armed groups through mining or mineral trading in any high risk area of the world as determined by regulatory bodies and as applied by CFSI (“high-risk areas”) (Policy update completed Spring 2017—see the 3M Conflict Minerals website at: http://www.3m.com/3M/en_US/suppliers-direct/supplier-requirements/supplier-responsibility-expectations/).

•                  Continue our Conflict Minerals program and process to support future compliance to the new European Union regulation on supply chain due diligence by importers of minerals and metals originating in conflict-affected and high-risk areas.

Cautionary Statement about Forward-Looking Statements

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” and “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

ANNEX I

As of May 25, 2017

The below list of Smelters or Refiners (SORs) identified to 3M by the 3M Supplier Group are validated as compliant with CFSP protocols as of May 25, 2017.  3M is typically many tiers in the supply chain removed from SORs, and our direct suppliers have not traced materials supplied to 3M back to individual SORs.  Many of our suppliers provided information to 3M on all SORs identified to them by their suppliers, and have not been able to confirm that 3TG processed by these SORs have been used in the products they have supplied us because they did not provide their CMRT at the product level.  Therefore, it is possible that the list contains SORs not used to process 3TG contained in our products.

Mineral	Smelter or Refiner Name	Country Location
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA

Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Saamp	FRANCE
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA, REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

ANNEX II

Countries (A-L)	Countries (M-Z)
Angola*	Madagascar
Argentina	Malaysia
Australia	Mali
Austria	Mexico
Benin	Mongolia
Bolivia (Plurinational State of)	Mozambique
Brazil	Myanmar
Burkina Faso	Namibia
Burundi*	Nicaragua
Cambodia	Nigeria
Canada	Panama
Central African Republic*	Peru
Chile	Portugal
China	Russian Federation
Colombia	Rwanda*
Ecuador	Senegal
Eritrea	Sierra Leone
Ethiopia	South Africa
France	South Sudan*
Ghana	Spain
Guatemala	Tanzania*
Guinea	Thailand
Guyana	The Democratic Republic of the Congo*
Honduras	Togo
India	Uganda*
Indonesia	United Kingdom of Great Britain and Northern Ireland
Japan	United States of America
Laos	Uzbekistan
Viet Nam
Zambia*
Zimbabwe

*Covered Countries